Exhibit 4.1(b)


                       WADDELL & REED FINANCIAL, INC

               $200,000,000 7.50 % Notes due January 18, 2006

                        First Supplemental Indenture

                        Dated as of January 18, 2001

            CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION

                                 As Trustee




            FIRST SUPPLEMENTAL INDENTURE dated as of January 18, 2001 ("Supplemental Indenture"), to the Indenture dated as of January 18, 2001 (as supplemented, the "Indenture"), by and among WADDELL & REED FINANCIAL, INC., a Delaware corporation (the "Company"), and CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION, as trustee (the "Trustee").

            Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of Notes (as defined below):

            WHEREAS, the Company, and the Trustee have duly authorized the execution and delivery of the Indenture to provide for the issuance from time to time of senior debt securities (the "Securities") to be issued in one or more series as in the Indenture provided;

            WHEREAS, the Company desires and has requested the Trustee to join it in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance by the Company of a series of Securities designated as its 7.50 % Notes due January 18, 2006 in the aggregate principal amount of $200,000,000, substantially in the form attached hereto as Exhibit A (the "Notes"), on the terms set forth herein;

            WHEREAS, Section 3.1 of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee for such purpose provided certain conditions are met;

            WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

            WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done;

            NOW, THEREFORE:

            In consideration of the premises and the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee, for the equal and ratable benefit of the holders, that the Indenture is supplemented and amended, to the extent expressed herein, as follows:

                              ARTICLE I

              Scope of Supplemental Indenture; General

            This Supplemental Indenture supplements, and to the extent inconsistent therewith, replaces the provisions of the Indenture, to which provisions reference is hereby made.

            The changes, modifications and supplements to the Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes, which shall initially be in aggregate principal amount of $200,000,000, which amount may be increased pursuant to an Officers' Certificate in accordance with this Indenture and shall not apply to any other Securities that may be issued under the Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. Pursuant to this Supplemental Indenture, there is hereby created and designated a series of Securities under the Indenture entitled "7.50 % Notes due January 18, 2006." The Notes shall be in the form of Exhibit A hereto. If required, the Notes may bear an appropriate legend regarding original issue discount for federal income tax purposes.

            In the event that the Company shall issue and the Trustee shall authenticate any Notes issued under this Supplemental Indenture subsequent to the Issue Date (such Notes, "Additional Securities"), the Company shall use its best efforts to obtain the same "CUSIP" number for such Notes as is printed on the Notes outstanding at such time; provided, however, that if any series of Notes issued under this Supplemental Indenture subsequent to the Issue Date is determined, pursuant to an Opinion of Counsel of the Company in a form reasonably satisfactory to the Trustee, to be a different class of security than the Notes outstanding at such time for federal income tax purposes, the Company may obtain a "CUSIP" number for such Notes that is different than the "CUSIP" number printed on the Notes then outstanding. Notwithstanding the foregoing, all Notes issued under this Supplemental Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

                             ARTICLE II

                         Certain Definitions

            The following terms have the meanings set forth below in this Supplemental Indenture. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Indenture. To the extent terms defined herein differ from the Indenture the terms defined herein will govern.

      "Bankruptcy Law" means title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

      "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

      "Debt" means with respect to the Company at any date, without duplication, obligations (other than nonrecourse obligations) for borrowed money or evidenced by bonds, debentures, notes or similar instruments.

      "Default" means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

      "Event of Default" means any event or condition specified as such in
Section 4.1 hereof.

      "Holder" means the Person in whose name a Note is registered in the books of the Registrar for the Notes.

      "Issue Date" means the date on which the Notes are originally issued under the Indenture.

      "Trustee" means the party named as such above until a successor replaces such party in accordance with the applicable provisions of the Indenture and thereafter means the successor serving her der.

                             ARTICLE III

                              Covenants

            Section 3.1 Reports to Holders of Notes. The Company shall file with the Commission the annual reports and the information, documents and other reports required to be filed pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall file with the Trustee after it files them with the Commission and make generally available to each to each Holder of record of Notes such reports, information and documents within 15 days after it files them with the Commission. In the event that the Company is no longer subject to these periodic requirements of the Exchange Act, it will nonetheless continue to file reports with the Commission and the Trustee and mail such reports to each Holder of Notes as if it were subject to such reporting requirements.

                             ARTICLE IV

                              Remedies

            Section 4.1 Events of Default.

            (a) "Event of Default" means any one or more of the following events:

                (i) the failure by the Company to pay interest on any Note when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

                (ii) the failure by the Company to pay the principal or premium of any Note when the same becomes due and payable at maturity, upon acceleration or otherwise;

                (iii) the failure by the Company, to comply with any of its agreements or covenants in, or provisions of, the Notes, or the Indenture and such failure continues for the period and after the notice specified below;

                (iv) the Company pursuant to or within the meaning of any Bankruptcy Law:

                      (A) commences a voluntary case,

                      (B) consents to the entry of an order for relief
                          against it in an involuntary case,

                      (C) consents to the appointment of a Custodian of it
                          or for all or substantially all of its property, or

                      (D) makes a general assignment for the benefit of its
                          creditors;

                (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                      (A) is for relief against the Company as debtor in an
                          involuntary case,

                      (B) appoints a Custodian of the Company for all or
                          substantially all of the property of the Company, or

                      (C) orders the liquidation of the Company,

and the order or decree remains unstayed and in effect for 60 days.

                (x) (1) failure of the Company to make any payment by the end of any applicable grace period after maturity of Debt in an amount in excess of $10,000,000 and continuance of such failure, or (2) the acceleration of Debt in an amount in excess of $10,000,000 because of a default with respect to such Debt without such Debt having been discharged or such acceleration having been cured, waived, rescinded or annulled, in the case of (1) or (2) above, for a period of 30 days after receipt by the Company of a Notice of Default;

A Default as described in subclause (iii) above will not be deemed an Event of Default until the Trustee, if indemnified as provided in Section 6.3(5) of the Indenture, notifies the Company, or the Holders of at least 10 percent in principal amount of the then outstanding Notes notify the Company and the Trustee, of the Default and the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." If such a Default is cured within such time period, it ceases.

            If an Event of Default (other than an Event of Default with respect to the Company resulting from subclauses (iv) or (v) above), shall have occurred and be continuing under the Indenture, the Trustee, if indemnified as provided in Section 6.3(5) of the Indenture, by notice to the Company, or the Holders of at least 25 percent in principal amount of the Notes then outstanding by notice to the Company and the Trustee, may declare all Notes to be due and payable immediately. Upon such declaration of acceleration, the amounts due and payable on the Notes will be due and payable immediately. If an Event of Default with respect to the Company specified in subclauses (iv) or (v) above occurs, such an amount will ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee and the Company or any Holder.

            Section 4.2 Waiver of Defaults by Majority of Noteholders. The Holders of a majority in principal amount of the Notes then outstanding by written notice to the Trustee and the Company may waive any Default or Event of Default (other than any Default or Event of Default in payment of principal or interest) under the Indenture. Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture. Holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration and its consequence (except an acceleration due to nonpayment of principal or interest on the Notes) if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived.

            Section 4.3 Direction of Proceedings. The Holders may not enforce the provisions of the Indenture, the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee, if indemnified as provided in Section 6.3(5) of the Indenture, in its exercise of any trust or power, provided, however, that such direction does not conflict with the terms of the Indenture. The Trustee may withhold from the Holders notice of any continuing Default or Event of Default (except any Default or Event of Default in payment of principal or interest on the Notes) if the Trustee determines that withholding such notice is in the Holders' interest.

            Section 4.4 Notice of Defaults. The Company is required to deliver to the Trustee an annual statement regarding compliance with the Indenture, and include in such statement, if any officer of the Company is aware of any Default or Event of Default, a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. In addition, the Company is required to deliver to the Trustee prompt written notice of the occurrence of any Default or Event of Default.

                              ARTICLE V

                              The Notes

            Section 5.1 Book Entry, Delivery and Form.

            The Notes will be issued in the form of a fully registered Global Note (the "Global Note"). The Global Note will be deposited on or about the Issue Date with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "Global Note Holder").

            So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole owner or holder of such Notes outstanding under the Indenture for all purposes. Except as provided in Section 6.2 below, owners of Notes will not be entitled to have Notes registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form, and will not be considered the Holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder, or giving of notices and enforcement of remedies. As a result, the ability of a Person having a beneficial interest in Notes represented by the Global Note to pledge such interest to Persons or entities that do not participate in the Depositary's system or to otherwise take actions in respect of such interest may be affected by the lack of a physical certificate evidencing such interest.

            Neither the Company, the Trustee, the Paying Agent nor the Notes Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of the Notes by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to such Notes.

            Payments in respect of the principal, premium, if any, and interest on any Notes registered in the name of a Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of such Global Note Holder in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company, the Company and the Trustee may treat the Persons in whose names the Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments and for any and all other liability for the payment of such amounts to beneficial owners of Notes (including principal, premium, if any, and interest).

            As long as the Notes are represented by a Global Note, the Depositary's nominee will be the holder of the Notes and therefore will be the only entity that can exercise a right to repayment or repurchase of the Notes. Notice by Participants or Indirect Participants of the Depository of the exercise of the option to elect repayment of beneficial interests in Notes represented by a Global Note must be transmitted to the Depositary in accordance with its procedures on a form required by the Depositary and provided to Participants. In order to ensure that the Depositary's nominee will timely exercise a right to repayment with respect to a particular Note, the beneficial owner of such Note must instruct the broker or the Participant or Indirect Participant through which it holds an interest in such Note to notify the Depositary of its desire to exercise a right to repayment. Each beneficial owner should consult the broker or other Participant or Indirect Participant through which it holds an interest in a
Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary. The Company and the Company will not be liable for any delay in delivery of notices of the exercise of the option to elect repayment.

            Section 5.2 Certificated Notes.

            If (i) the Company notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in the form of Certificated Notes under the Indenture, or (iii) there shall have occurred and be continuing an Event of Default with respect to the Notes, then, upon surrender by the relevant Global Note Holder of its Global Note, Notes in the form of Certificated Notes will be issued to each Person that such Global Note Holder and the Depositary identify as the beneficial owner of the related Notes.

            Neither the Company, nor the Trustee shall be liable for any delay by the related Global Note Holder or the Depositary in identifying the beneficial owners of Notes and each such Person may conclusively rely on and shall be protected in relying on, instructions from the Global Note Holder or of the Depositary for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued).

            Section 5.3 Same-Day Settlement and Payment.

            The payments in respect of the Notes (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder.

            Section 5.4 Transfer and Exchange.

            A holder may transfer or exchange the Notes in accordance with the procedures set forth in the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture.

            The registered Holder of a Note will be treated as the owner of it for all purposes.

                                 ARTICLE VI

            Section 6.1 Form of Trustee's Certificate of Authentication.

            Notwithstanding anything contained in the Indenture, the Trustee's certificates of authentication with respect to the Global Note shall be in substantially the following form:

      Chase Manhattan Trust Company,
      National Association, as Trustee,
      certifies that this is the Global
      Note referred to in the
      aforementioned Indenture.

      Date:

      By:______________________________
             Authorized Signatory


                                ARTICLE VII

                               Miscellaneous

            Section 7.1 Governing Law. The laws of the State of New York shall govern this Supplemental Indenture and the Notes without giving effect to principles of conflict of laws.

            Section 7.2 No Adverse Interpretation of other Agreements. This Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.

            Section 7.3 No Recourse Against Others. All liability described in paragraph 12 of the Global Note of any director, officer, employee or stockholder, as such, of the Company is waived and released.

            Section 7.4 Successors and Assigns. All covenants and agreements of the Company, in this Supplemental Indenture and the Notes shall bind its successors and assigns. All agreements of the Trustee in this Supplemental Indenture shall bind its successors and assigns.

            Section 7.5 Duplicate Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

            Section 7.6 Severability. In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes.



                                 SIGNATURES

            IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

                              WADDELL & REED FINANCIAL, INC.,
                              as the Company


                              By:  /s/ John E. Sundeen, Jr.
                                   -------------------------------
                              Name:   John E. Sundeen, Jr.
                              Title:  Senior Vice President,
                                      Chief Financial Officer
                                      and Treasurer


CHASE MANHATTAN TRUST COMPANY,
NATIONAL ASSOCIATION, as Trustee


By:  /s/ Lisa J. Garrett
   -----------------------------
Name:  Lisa J. Garrett
Title: Vice President







                                                            Exhibit A


      THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS GLOBAL NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS GLOBAL NOTE (OTHER THAN A TRANSFER OF THIS GLOBAL NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



No. 1                                            CUSIP No.: 930059AA8


                     7.50 % Notes due January 18, 2006

                       WADDELL & REED FINANCIAL, INC.
                           A DELAWARE CORPORATION

      Waddell & Reed Financial, Inc. (the "Company") promises to pay to CEDE & CO. or registered assigns the principal sum of TWO HUNDRED MILLION DOLLARS on January 18, 2006 and to pay interest on the principal outstanding amount hereof on January 18 and July 18, commencing July 18, 2001, through but not including January 18, 2006.

      All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Indenture by and between the Company and Chase Manhattan Trust Company, National Association, as Trustee (the "Trustee") dated as of January 18, 2001, as supplemented by the First Supplemental Indenture dated as of January 18, 2001, by and between the Company and the Trustee (collectively, the "Indenture").

      The provisions of this Security are continued on the attached "Terms of Notes" and such continued provisions shall for all purposes have the same effect as though fully set forth at this ce.



                              WADDELL & REED FINANCIAL, INC.


                              By:_______________________________
                              Name:  John E. Sundeen, Jr.
                              Title: Senior Vice President,
                                     Chief Financial Officer and
                                     Treasurer


Attest:


By:____________________________
Name:  Daniel C. Schulte
Title: Vice President and
       General Counsel



TRUSTEE'S CERTIFICATE OF AUTHORIZATION


Chase Manhattan Trust Company,
National Association, as Trustee,
certifies that this is the
Global Note referred to in the
aforementioned Indenture.

Date:  January 18, 2001


By:__________________________
      Authorized Signatory




                               Terms of Notes

                       WADDELL & REED FINANCIAL, INC.

                     7.50 % Notes due January 18, 2006

1.  Interest.

            WADDELL & REED FINANCIAL, INC. (the "Company"), a
Delaware corporation, promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on January 18 and July 18 of each year, commencing July 18, 2001, until the principal is paid or made available for payment. Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of original issuance, provided that, if there is no existing default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interests shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.  Method of Payment.

            The Company will pay interest on the Notes (except defaulted interest, if any, which will be paid on such special payment date to Holders of record on such special record date as may be fixed by the Company) to the persons who are registered Holders of Notes at the close of business on the January 3 and July 3 immediately preceding the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (i) by check mailed to the Holder at such address as shall appear in the Security Register or (ii) by transfer to an account maintained by the Person entitled thereto, provided that proper written transfer instructions have been received by the relevant record date.

3.  Paying Agent and Registrar.

            Initially, Chase Manhattan Trust Company, National Association (the "Trustee") will act as Paying Agent and Registrar. The Company may change or appoint any Paying Agent, Registrar or co-Registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

            The Company issued the Notes under a Supplemental Indenture dated as of January 18, 2001 to the Indenture dated January 18, 2001, among the Company and the Trustee (as supplemented, the "Indenture"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 ("TIA") as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them. Capitalized terms not defined herein have the meanings given to those terms in the Indenture.

            The Notes are unsecured and unsubordinated obligations of the Company ranking pari passu with all other unsecured and unsubordinated indebtedness of the Company from time to time outstanding. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Waddell & Reed Financial, Inc., 6300 Lamar Avenue, Overland Park, Kansas 66202, Attention: Chief Financial Officer.

4.  Redemption.

            The Notes will not be redeemable prior to their maturity.

5.  Denominations, Transfer, Exchange.

            The Notes are in registered form only without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes by presentation of such Notes to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other denominations. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

6.  Persons Deemed Owners.

            The registered Holder of this Note shall be treated as the owner of it for all purposes.

7.  Unclaimed Money.

            If money for the payment of principal or interest remains unclaimed for a period ending on the earlier of the date that is ten Business Days prior to the date such money would escheat to the State or two years after such principal or interest has become due and payable, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment unless an abandoned property law designates another person.

8.  Amendment, Supplement, Waiver.

            Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of the Indenture may be waived (other than any continuing Default or Event of Default in the payment of interest on or the principal of the Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture, or the Notes to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; or to make any change that does not adversely affect the legal rights of any Holder.

            Without the consent of each Holder affected, the Company and the Trustee may not:

            (1) reduce the principal amount at maturity with respect to or change the Stated Maturity of any Note,

            (2) reduce the rate of or change the time for payment of interest, including default interest, on any Note,

            (3) change any Place of Payment where any Note or interest thereon is payable, or make any Note payable in money other than the currency of the United States of America,

            (4) reduce the percentage in principal amount of the Notes, the consent of whose holders is required for any modification or amendment of the terms of the Notes and the Indenture,

            (5) make any change in the "Waiver of Past Defaults,"
      "Supplemental Indentures with Consent of Holders," or "Waiver of Certain Covenants" sections set forth in the Indenture except as provided in the Indenture,

            (6) modify the ranking or priority of the Notes,

            (7) impair the right to institute suit for the enforcement of any payment with respect to the Notes, or

            (8) waive a continuing Default or Event of Default in the payment of principal of or interest on the Notes.

            The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Notes with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of the Indenture.

9.  Successor Substituted.

            When a successor assumes all the obligations of its predecessor under the Notes and in accordance with the Indenture, the successor shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Notes and the Indenture with the same effect as if such successor had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor shall be relieved of all obligations and covenants under the Notes and the Indenture.

10.  Trustee Dealings With Company.

            Chase Manhattan Trust Company, National Association, the Trustee under the Indenture, in its individual or any other capacity, or any of its affiliates, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee; however, if it acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict or resign.

11.  No Recourse Against Others.

            A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

12.  Authentication.

            This Note shall not be valid until the Trustee signs the certificate of authentication immediately below the Company's execution of this Note.

13.  Governing Law.

            The Notes and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to such State's conflicts of laws principles.

14.  Abbreviations.

            Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (= Uniform Gifts to Minors Act).